CLIENT CONSULTING SERVICES AGREEMENT
                      ------------------------------------

This Consulting Agreement is by and between Harbin Yinhai Technology Development Company Ltd. ("YHT" or "Client"), whose address is Harbin Yin Hai Ke Ji Fa Zhan You Xian Gong Si 18 Dalian Road, Pingfang Industrial Development Zone Harbin, P.R.China 150060 and, The Transaction Group, ("TTG" or "Consultants"), whose address is 11800 N. 28th St., St. Petersburg, FL 33716.

                                   WITNESSETH:
                                   -----------

WHEREAS, CLIENT requires consulting services relating to business development and general corporate strategies relating to public companies; and

WHEREAS, CLIENT desires to induce CONSULTANTS to provide consulting services to CLIENT,

WHEREAS,  CONSULTANTS  wishes  to  provide  CLIENT  with  consulting  services.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1. For services rendered by Consultants regarding the acquisition of YHT by WTEQ, and as a concurrent condition of the transaction between YHT and WTEQ, YHT hereby agrees to pay Consultants, and/or their assigns, Three Hundred Fifty Thousand Dollars ($350,000US). Said fee shall be paid on or before the date of Closing, which shall be specified in the definitive
     Acquisition Agreement between WTEQ and YHT. Said fee shall be paid in certified U.S. bank funds and shall be made out to Progressive Media Group, Inc. ("PMG"), whose address is 11800 N. 28th St., St. Petersburg, FL 33716. PMG shall disperse the funds to the signatories and/or their assigned entities, as set forth below herein. It is expressly understood that payment of said consulting, transactional fee of $350,000US, is in conjunction with, and part of, YHT's acquisition of WTEQ and a specific condition thereof. Failure to pay said transactional fee in full on or before Closing, as so specified in the definitive Acquisition Agreement between WTEQ and YHT, shall render the Acquisition Agreement to be incomplete.

2. The parties further understand and agree that not only are the terms and conditions of this agreement strictly confidential, but also that the fact that this Agreement exists between YHT and PMG shall be held in confidence by the parties herein.

3. Binding Law: This Agreement shall be subject to all valid applicable laws, rules and regulations of the State of North Carolina.

4. Entire Agreement: The parties further understand and agree that once the conditions as set forth in Section 1 herein has been fulfilled, that this Agreement shall be deemed null and void. This Agreement shall constitute the entire agreement between the parties unless modified by a written amendment.

5. Facsimile Counterparts: Facsimile signatures may be relied upon as a signed original signatures. Further, this Agreement may be signed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized officers.


Harbin  Yinhai  Technology  Development  Company  Ltd.  ("YHT")


/s/  Ling  Tian                                     Date: 1/21/2005
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Ling  Tian,  President

THE  TRANSACTION  GROUP  ("CONSULTANTS"):
-----------------------------------------
PROGRESSIVE  MEDIA  GROUP,  INC.

/s/ Pamela  Cohen                                   Date: 1/21/2005
-----------------
Pamela  Cohen,  President


XCL  PARTNERS,  INC.

/s/ Tim  Reiu                                       Date: 1/21/2005
-------------
Tim  Reiu,  President


AERO  FINANCIAL,  INC.

/s/ Jim  Price                                      Date: 1/21/2005
--------------
Jim  Price,  President


TRIPLE  S  PARTS,  INC.

/s/ Emiliano  Lakota                                Date: 1/21/2005
--------------------
Emiliano  Lakota,  President